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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event)              May 16, 2000
                                        ----------------------------------------


                               HARSCO CORPORATION
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             (Exact name of registrant as specified in its charter)


         Delaware                           1-3970                 23-1483991
----------------------------             ------------           ----------------
(State or other jurisdiction             (Commission            (I.R.S. Employer
of incorporation)                        File Number)            Identification
                                                                     Number)


Camp Hill, Pennsylvania                                        17001-8888
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:        (717) 763-7064
                                                    ----------------------------




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ITEM 5.  Other Events

On May 16, 2000, Harsco Corporation announced that it agreed with UK-based John Mowlem & Company plc that Mowlem will, subject to obtaining its stockholders' approval, sell to a wholly owned subsidiary of Harsco, its entire holding in SGB Group plc, representing 50.96 percent of the outstanding shares. Harsco said it will launch a cash tender offer through its wholly owned subsidiary, Harsco Investment Limited, to acquire all of the shares of SGB. SGB is one of Europe's largest suppliers of scaffolding, forming and related access products and services. SGB also has operations in North America, the Middle East and the Asia Pacific region. For the year ended 31 December 1999, SGB recorded sales of (pound)283 million (approximately *$417 million).

On May 20, 2000, Harsco Investment Limited issued its offer to the shareholders of SGB to purchase all of the issued and to be issued share capital for a cash price of (pound)2.50 (approximately *$3.68) per share. The total transaction would value SGB at approximately (pound)188 million (approximately *$277 million) for 100 percent of the outstanding shares, plus the assumption of certain SGB indebtedness, for a total consideration of (pound)222 million (approximately *$327 million). Harsco has an agreement for bridge loan financing with The Chase Manhattan Bank for this transaction. Harsco plans to replace these borrowings with funds from a forthcoming debt issue.

Following Harsco's announcement of the offer, the SGB board of directors issued a statement which said that it considers the offer to be inadequate and that it is exploring other alternatives. It recommended that SGB shareholders take no action on the offer.

Harsco's offer is conditional upon acceptance by at least 90 percent of SGB's outstanding shares (or such lower percentage as Harsco may decide) as well as certain other conditions and regulatory clearances. The transaction is expected to close in the third quarter of 2000.

On May 23, 2000, Mowlem issued notice to its shareholders that Mowlem recommends approval of the transaction. The notice also announced that Mowlem will hold an extraordinary shareholders meeting on June 9, 2000 to vote on approval of the sale.

*Note: Pound sterling amounts are converted to U.S. dollars based upon the May
       25, 2000 published foreign exchange rates. The U.S. dollar amounts presented vary from the May 16 press release due to a 2.2% decrease in the pound sterling foreign exchange conversion rate.

Forward Looking Statements

The nature of Harsco's and SGB's operations and the many countries in which they operate subject them to changing economic, competitive, regulatory, and technological conditions, risks, and uncertainties. In accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Harsco provides the following cautionary remarks regarding important factors which, among others, could cause future results to differ materially

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from the forward-looking statements, expectations, and assumptions expressed or implied herein. These include statements about our management expectations for accretiveness of the acquisition, outcome of the offer, and management confidence and strategies for performance; for market segment and industry growth.

These factors include, but are not limited to: (1) changes in the worldwide business environment in which Harsco and SGB operate, including import, licensing, and trade restrictions, currency exchange rates, interest rates, and capital costs; (2) changes in governmental laws and regulations, including taxes; (3) market and competitive changes, including market demand and acceptance for new products, services, and technologies; (4) effects of unstable governments and business conditions in emerging economies; and (5) other risk factors listed from time to time in the Company's SEC reports. The Company does not intend to update this information and disclaims any legal liability to the contrary.


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                             Harsco Corporation 8-K


Item 7(c) Exhibits

Exhibit                                                   Document
Number                                                      Pages
-------                                                   --------
  99          Press release of Harsco dated                   1-2
              May 16, 2000




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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                        HARSCO CORPORATION
                                        ------------------
                                        (Registrant)



Date:  May 26, 2000                     By: /s/ Paul C. Coppock
       ------------                         --------------------------------
                                                Paul C. Coppock
                                                Senior Vice President,
                                                Chief Administrative Officer,
                                                General Counsel and Secretary